Exhibit (j)(i)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of JOHCM Funds Trust of our report dated December 21, 2020, relating to the financial statements and financial highlights, which appear in TS&W Equity Portfolio’s (a portfolio of The Advisors’ Inner Circle Fund) Annual Report on Form N-CSR for the year ended October 31, 2020. We also consent to the reference to us under the heading “Financial Highlights” in such Registration Statement.

/s/ BBD, LLP
BBD, LLP

Philadelphia, Pennsylvania

October 22, 2021